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                          CONSULTING SERVICES AGREEMENT

                  THIS CONSULTING SERVICES AGREEMENT ("Agreement") is entered into as of the 17th day of December, 2004, between M. Wayne Boylston, (hereinafter referred to as "Consultant") and Thoratec Corporation, a California corporation (hereinafter referred to as "Thoratec").

                                    RECITALS

                  Consultant was previously an employee and executive officer of Thoratec and an officer and director of certain of its subsidiaries.

                  Thoratec and Consultant are defendants in certain shareholder and derivative law suits which have been brought in connection with events that occurred during Consultant's period of employment with Thoratec and of which Consultant has certain direct knowledge.

                  Thoratec and Consultant desire to enter into this Agreement under which Consultant will provide consulting services and cooperation in connection with such litigation or any other related litigation or disputes that may subsequently be brought arising out of events that occurred during the period that Consultant was employed by Thoratec.

                  Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    AGREEMENT

                  The parties hereto agree as follows:

                  1. CONSULTING SERVICES. Consultant will provide all reasonable and necessary assistance and cooperation to Thoratec's legal counsel and other retained professionals (the "Services") with respect to (a) the federal shareholder class action lawsuit currently pending in the U.S. District Court for the Northern District of California, (b) the shareholder derivative lawsuit currently pending in the Superior Court of the State of California, County of Alameda, and (c) any other lawsuits, investigations or administrative proceedings that may occur arising out of the financial reporting or other activities of Thoratec similar to those that are the subject of the claims in items (a) and (b) herein above, during the period when Consultant was an employee of Thoratec ((a) through (c), inclusive, being referred to herein as the "Proceedings"). The Services shall include, without limitation, Consultant making himself available, at times and places reasonably convenient for Consultant and Thoratec's counsel, for depositions, interviews, preparation and review of affidavits, interrogatories and discovery materials, investigative assistance, and all such other matters as shall be necessary or in the opinion of counsel to Thoratec useful for the defense of Thoratec in connection with the Proceedings. Consultant shall provide the Services described in this Section 1 in a good faith and professional manner consistent with the role of an executive officer which Consultant held while an employee of Thoratec.

                  2. CONSIDERATION. As full and complete consideration for the Services to be

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rendered hereunder and pursuant to the Restated and Amended Thoratec Corporation
Restricted Stock Grant Agreement, dated as of the date hereof and in substantially the form attached hereto as Exhibit A (the "Restated and Amended Restricted Stock Grant Agreement"), Consultant shall retain twenty five thousand (25,000) restricted shares of Thoratec common stock pursuant to Thoratec's 1997 Employee Stock Option Plan, as amended (the "Restricted Shares"). The rights and lapsing of restrictions of such Restricted Shares shall be as set forth in the Restated and Amended Restricted Stock Grant Agreement.

                  3. RENDITION OF INVOICES FOR EXPENSES. Thoratec shall reimburse Consultant's reasonable expenses incurred in the performance of the Services upon the submission by Consultant of a "Statement of Business Expenses," which is substantiated by proper invoices or copies of backup documents and is approved by Thoratec's counsel. The Statement should be forwarded to Thoratec at 6035 Stoneridge Drive, Pleasanton CA 94588, ATTN:
General Counsel.

                  4. TERM AND TERMINATION.

                           (a) Term and Termination. This Agreement shall be in
effect for the Initial Period of three (3) years unless earlier terminated in accordance with the provisions hereof. This Agreement is subject to termination by either party upon the following events and in the following time frames:

                    (i) By Consultant for any reason upon thirty (30) days prior written notice to Thoratec;

                    (ii) By Consultant, upon fourteen (14) days prior written notice to Thoratec, for a breach of this Agreement by Thoratec, which thereafter has not been cured within thirty (30) days after notice of such breach to Thoratec;

                    (iii) By Thoratec for any reason upon thirty (30) days prior written notice to Consultant;

                    (iv) By Thoratec, upon fourteen (14) days prior written notice to Consultant, for a breach of this Agreement by Consultant, which has not been cured within thirty (30) days after notice of such breach to Consultant; or

                    (v) Immediately and automatically upon the entering of a final, non-appealable, adjudication by the relevant court or authority or settlement and dismissal with prejudice of all of the Proceedings.

                           (b) Effects of Termination. In the event of
termination of this Agreement, Consultant's rights to the Restricted Stock shall be determined in accordance with the terms of the Restated and Amended Restricted Stock Grant Agreement.

                  5. TITLE TO DATA AND PROPERTY PRODUCED; WORK PRODUCT PRIVILEGE. Consultant agrees that all data, analyses, graphs, reports, physical property, documents or other subject matter prepared, procured or produced by Consultant in the performance of this Agreement shall be privileged and confidential work product prepared at the request of, and for the assistance of, Thoratec's counsel, and is the sole property of Thoratec's counsel ("Work Product"). All such Work Product may be used by Thoratec's counsel without accounting therefor to Consultant; provided, however, that nothing herein shall affect, limit or waive the attorney-client privilege attaching to communications between Consultant and Thoratec's counsel in Consultant's capacity as a defendant in any of the Proceedings, or in connection with any other threatened claim

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or proceeding.

                  6. DISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant agrees neither to use nor disclose to any third party any Work Product as defined herein, or any proprietary, confidential or trade secret information relating to the financial, business or technical work or products of Thoratec, its methods, processes, tools, machinery, formulae, drawings, or appliances which has been acquired by Consultant in the course of his Services hereunder ("Confidential Information"), except to the extent required by law and otherwise only as may be authorized by Thoratec's counsel and an authorized officer of Thoratec. This restriction on disclosure or use of Confidential Information also shall extend to any agent of Consultant participating in the rendition of the Services. The provisions of this paragraph shall survive the termination of this Agreement and remain in effect until such time as said Confidential Information enters the public domain other than through Consultant or the agents of Consultant.

                  7. CONFLICTING INTERESTS. Upon execution of this Agreement, Consultant agrees to apprise Thoratec's counsel in writing of any firm competing with or in the business of mechanical circulatory support or point of care diagnostic testing in which Consultant has any direct ownership interest, affiliations, or other personal business relationships ("Conflicting Interests"). In the event Consultant, during the term of this Agreement, acquires any such Conflicting Interests, Consultant agrees to promptly so notify Thoratec's counsel in writing. Notwithstanding anything in this paragraph 7 to the contrary, the parties agree that the existence of a Conflicting Interest shall not constitute a breach of this Agreement within the meaning of paragraph 4(a)(iv) of this Agreement.

                  8. ASSIGNMENT Performance of the Services is personal to Consultant and he shall not hire anyone to perform any of the Services in his place. Consultant is hereby prohibited from any and all subcontracting or assignment of this Agreement, by operation of law or otherwise, and any attempt by Consult to subcontract or assign this Agreement shall be void.

                  9. NOTICE. Any notice required or permitted to be given or made under this Agreement by either of the parties to the other will be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class mail or courier), first class mail or courier, postage prepaid (where applicable), addressed to such other party at the following addresses:

If to Thoratec:

                           Thoratec Corporation
                           6035 Stoneridge Drive
                           Pleasanton, CA 94588
                           Attn: General Counsel
                           Telephone Number: (925) 734-4043
                           Facsimile Number: (925) 847-8625

If to Consultant:

                           M. Wayne Boylston
                           *
                           *
                           Telephone Number: *
                           Facsimile Number: ____________

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                           Any notice required or permitted to be given or made
                           under this Agreement will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery; (b) the date of delivery by facsimile; or (c) the next business day after deposit with a nationally-recognized courier or overnight service, including FedEx or Express Mail.

                  10. WHOLE AGREEMENT. This Agreement represents the entire understanding and agreement concerning the Services. Each of the parties hereto shall from time to time and, at all times, do all further acts and execute and deliver all such further documents and assurances as may be reasonably required, in order to fully perform and carry out the terms of this Agreement. For the avoidance of doubt, nothing in this Agreement shall constitute a waiver of either party's rights under the Indemnification Agreement between the parties dated as of August 6, 2001.

                  11. INDEPENDENT CONTRACTOR. Consultant agrees that his status shall be that of an independent contractor without the capacity to bind Thoratec legally and not that of a partner or an agent or employee. It is further specifically agreed that Thoratec will not be liable for any injuries or damages incurred by Consultant or arising through his activities.

                  12. GOVERNING LAW; VENUE. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties hereby agree to submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of Alameda in the State of California for any action to enforce this Agreement. If either party brings an action to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       THORATEC CORPORATION,
                                       a California Corporation

                                       By: /s/ D. Keith Grossman
                                           _____________________
                                           D. Keith Grossman
                                           Chief Executive Officer and President

CONSULTANT

/s/ M. Wayne Boylston
______________________
M. Wayne Boylston

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